UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

EMULEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3333 Susan Street Costa Mesa, California 92626

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously announced, on December 5, 2012, El Dorado Research Ventures Limited (“Emulex Bidco”), an indirect wholly-owned subsidiary of Emulex Corporation (“Emulex”), issued a takeover notice under Rule 41 of the New Zealand Takeovers Code (the “Takeovers Code”), relating to a proposed offer by Emulex, through Emulex Bidco, to acquire all of the outstanding equity interests in Endace Limited (“Endace”), a New Zealand company listed on the London Stock Exchange’s Alternative Investment Market, in an all cash transaction. On December 21, 2012 (London Time), Emulex’s cash offer (the “Offer”) of 500 pence per share was officially dispatched to shareholders and optionholders under the terms of the Takeovers Code. Using the current exchange rate of $1.62 USD to the Pound Sterling, the Offer represents a transaction value of approximately USD$131 million.

The transaction is expected to close in the first quarter of calendar 2013. The Offer remains subject to a number of closing conditions which are required to be satisfied or may be waived by Emulex, including Emulex receiving acceptances for shares which confer 90 percent or more of the voting rights in Endace, all consents required from the New Zealand Overseas Investment Office and consent from the Ministry of Business Innovation and Employment in respect of the status of various grants received by Endace. Emulex will have certain rights to reimbursement of its expenses in the event the transaction is not closed as a result of a breach by Endace or a competing offer.

A copy of Emulex’s Offer and certain related documents are attached hereto as Exhibits 2.1 through 2.3, and incorporated herein by this reference.

Item 8.01.	Other Events

On December 20, 2012, Emulex and Endace issued a joint press release announcing that Emulex’s cash offer to acquire the outstanding share capital of Endace has been officially dispatched to shareholders and optionholders under the terms of the New Zealand Takeovers Code. A copy of the joint press release is attached hereto as Exhibit 99.1.

The information in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into filings under the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Recommended Cash Offer by Emulex Corporation

2.2	Form Acceptance and Authority (Shares)

2.3	Form of letter to Optionholders and Acceptance for Options

99.1	Press release, dated December 20, 2012 of Emulex Corporation and Endace Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION

Date: December 21, 2012	BY:	/s/ Michael J. Rockenbach
Michael J. Rockenbach Executive Vice President and Chief Financial Officer

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